0 Exhibit 99.1 Corporate Presentation September 20200 Exhibit 99.1 Corporate Presentation September 2020

1 Forward-Looking Statements and Other Important Cautions / Industry and Market Data Unless the context indicates otherwise, the terms “Organogenesis,” “Company,” “we,” “us” and “our” refer to Organogenesis Holdings Inc. (formerly known as Avista Healthcare Public Acquisition Corp.), a Delaware corporation, and its subsidiaries. References in this presentation to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 2018, which transactions were consummated on December 10, 2018. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue for fiscal 2020 and the breakdown of such revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products and non-PuraPly products and statements related to ongoing clinical trials and the expected launch dates for new products. Forward- looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the Company has incurred significant losses since inception and anticipates that it will incur substantial losses for the foreseeable future; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly on October 1, 2020; (7) the Company’s ability to maintain compliance with applicable Nasdaq listing standards; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) the Company’s ability to complete the relaunch of Affinity and to maintain production in sufficient quantities to meet demand; and (11) other risks and uncertainties described under the caption Risk Factors in Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2019 and in subsequent periodic filings with the SEC including risks related to the coronavirus (COVID-19) pandemic. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Unless otherwise noted, the forecasted industry and market data contained herein are based upon management estimates and industry and market publications and surveys. The information from industry and market publications has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. The Company has not independently verified any of the data from third-party sources, nor has the Company ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. 11 Forward-Looking Statements and Other Important Cautions / Industry and Market Data Unless the context indicates otherwise, the terms “Organogenesis,” “Company,” “we,” “us” and “our” refer to Organogenesis Holdings Inc. (formerly known as Avista Healthcare Public Acquisition Corp.), a Delaware corporation, and its subsidiaries. References in this presentation to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 2018, which transactions were consummated on December 10, 2018. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue for fiscal 2020 and the breakdown of such revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products and non-PuraPly products and statements related to ongoing clinical trials and the expected launch dates for new products. Forward- looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the Company has incurred significant losses since inception and anticipates that it will incur substantial losses for the foreseeable future; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly on October 1, 2020; (7) the Company’s ability to maintain compliance with applicable Nasdaq listing standards; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) the Company’s ability to complete the relaunch of Affinity and to maintain production in sufficient quantities to meet demand; and (11) other risks and uncertainties described under the caption Risk Factors in Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2019 and in subsequent periodic filings with the SEC including risks related to the coronavirus (COVID-19) pandemic. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Unless otherwise noted, the forecasted industry and market data contained herein are based upon management estimates and industry and market publications and surveys. The information from industry and market publications has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. The Company has not independently verified any of the data from third-party sources, nor has the Company ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. 1

2 Use of Non-GAAP Financial Measures This Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States (“GAAP”): EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and these measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities (including net cash used in operating activities and purchases of property and equipment) as a measure of our liquidity. EBITDA as used herein is defined as net income (loss) attributable to Organogenesis Holdings Inc. before depreciation and amortization, net interest expense and income taxes and the Company defines Adjusted EBITDA as EBITDA, further adjusted for the impact of certain items that the Company does not consider indicative of its core operating performance. These items may include non- cash equity compensation, mark to market adjustments on the Company’s warrant liabilities, change in fair value of interest rate swaps and its contingent asset and liabilities, write-off of deferred offering costs, merger transaction costs related to the Business Combination, a loss on the extinguishment of debt, and other costs and expenses incurred not related to the Company’s core operations. The Company presented Adjusted EBITDA in this presentation because it is a key measure used by the Company’s management and Board of Directors to understand and evaluate the Company's operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company's management believes that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business. The Company’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate EBITDA, Adjusted EBITDA, and other non-GAAP measures differently, and therefore the Company’s EBITDA, Adjusted EBITDA, and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. A reconciliation of Non-GAAP measures used in this presentation to the most closely comparable GAAP measure is set forth in the Appendix. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are: • Adjusted EBITDA excludes stock-based compensation expense, as stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; • Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future; • Adjusted EBITDA excludes net interest expense, or the cash requirements necessary to service interest, which reduces cash available to us; • Adjusted EBITDA excludes the impact of the changes in the fair value of our warrant liability and our contingent consideration forfeiture asset; • Adjusted EBITDA excludes the write-off of deferred offering costs in connection with an abandoned public offering, as well as merger transaction costs, consisting primarily of legal and professional fees; • Adjusted EBITDA excludes the loss of extinguishment of debt, which is a non-cash loss related to the write-off of unamortized debt issuance costs upon repayment of affiliate and third-party debt, and related prepayment penalties; • Adjusted EBITDA excludes the advisory, legal, and professional fees incurred in connection with the warrant exchange transactions; • Adjusted EBITDA excludes other costs and expenses incurred not related to operations; • Adjusted EBITDA excludes income tax expense (benefit); and • Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. 22 Use of Non-GAAP Financial Measures This Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States (“GAAP”): EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and these measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities (including net cash used in operating activities and purchases of property and equipment) as a measure of our liquidity. EBITDA as used herein is defined as net income (loss) attributable to Organogenesis Holdings Inc. before depreciation and amortization, net interest expense and income taxes and the Company defines Adjusted EBITDA as EBITDA, further adjusted for the impact of certain items that the Company does not consider indicative of its core operating performance. These items may include non- cash equity compensation, mark to market adjustments on the Company’s warrant liabilities, change in fair value of interest rate swaps and its contingent asset and liabilities, write-off of deferred offering costs, merger transaction costs related to the Business Combination, a loss on the extinguishment of debt, and other costs and expenses incurred not related to the Company’s core operations. The Company presented Adjusted EBITDA in this presentation because it is a key measure used by the Company’s management and Board of Directors to understand and evaluate the Company's operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company's management believes that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business. The Company’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate EBITDA, Adjusted EBITDA, and other non-GAAP measures differently, and therefore the Company’s EBITDA, Adjusted EBITDA, and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. A reconciliation of Non-GAAP measures used in this presentation to the most closely comparable GAAP measure is set forth in the Appendix. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are: • Adjusted EBITDA excludes stock-based compensation expense, as stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; • Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future; • Adjusted EBITDA excludes net interest expense, or the cash requirements necessary to service interest, which reduces cash available to us; • Adjusted EBITDA excludes the impact of the changes in the fair value of our warrant liability and our contingent consideration forfeiture asset; • Adjusted EBITDA excludes the write-off of deferred offering costs in connection with an abandoned public offering, as well as merger transaction costs, consisting primarily of legal and professional fees; • Adjusted EBITDA excludes the loss of extinguishment of debt, which is a non-cash loss related to the write-off of unamortized debt issuance costs upon repayment of affiliate and third-party debt, and related prepayment penalties; • Adjusted EBITDA excludes the advisory, legal, and professional fees incurred in connection with the warrant exchange transactions; • Adjusted EBITDA excludes other costs and expenses incurred not related to operations; • Adjusted EBITDA excludes income tax expense (benefit); and • Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. 2

Key Company Highlights

1	Attractive End Markets	**$8.9Bn+** Advanced Wound Care Market (AWC); **$6Bn+** Surgical & Sports Medicine Market (S&SM)
2	Differentiated and Comprehensive Suite of Products	Apligraf, Affinity, Dermagraft, PuraForce, PuraPly AM, PuraPly XT, NuShield, NuCel, ReNu
3	Proven R&D Engine with Deep Pipeline	**7** Pipeline products recently launched or expected to in next 2 years
4	Robust Clinical Data Supporting Products	**200+** Publications reviewing Organogenesis products; **15** Ongoing studies[1]
5	Established and Scalable Infrastructure	**3,200+** Healthcare facilities served in 2019[2]; **450k+** Square feet across 4 dedicated facilities; **~285** Direct Sales Representatives; **~160** Independent Agencies
6	Rapidly Scaling Business with Multiple Levers for Growth	**$270mm** LTM 06/30/20A revenue; **71%** Gross margin[3]; Growth Drivers: - Organic end market growth - New product introductions - Manufacturing expansion & efficiencies - M&A / in-licensing opportunities

Notes:
1. Includes studies yet to publish data and retrospective projects.
2. Number of facilities that have ordered products in 2019.
3. 12 months ended 6/30/20 gross margin.

3
Organogenesis

Experienced Leadership with Track Record of Execution

Organogenesis
Empowering Healing

Name/Title | **Background Information**



Gary Gillheeney, Sr
President & Chief Executive Officer

- 25+ years in senior leadership positions in both public and private organizations
- Served as President and CEO of Organogenesis since 2014
- 18 years at Organogenesis; also served as COO and CFO
- Recognized as one of Ernst & Young's 2009 "Entrepreneur of the Year"

Providence; Innovative Clinical Solutions



Henry Hagopian
Interim Chief Financial Officer, VP Finance, Treasurer

- 13 years at Organogenesis
- Previously held controller and manager positions at CIRCOR International and Stratus Technologies

CIRCOR; Stratus; Lucent Technologies



Patrick Bilbo
Chief Operating Officer

- 26 years with Organogenesis
- Previously held management and research positions at Hologic, Stryker, and Harvard Medical School

Hologic; stryker; Harvard Medical School



Brian Grow
Chief Commercial Officer

- 16 years with Organogenesis
- Previously spent 3 years at Novartis / Innovex and 1 year at Bristol-Myers Squibb

Innovex; Novartis; Bristol Myers Squibb



Antonio Montecalvo
VP, Health Policy and Contracting

- 17 years with Organogenesis
- 6 years experience of Provider contracting with UnitedHealth and 7 years public accounting experience with large local public accounting firms

UnitedHealth Group



Lori Freedman
VP and General Counsel

- 15+ years as public company general counsel and business development executive
- Most recently VP Corporate Affairs, General Counsel & Secretary of pSivida Corp. with earlier career at McDermott, Will & Emery

pSivida corp; McDermott Will & Emery

4
Organogenesis

Track Record Since Business Combination

Organogenesis inc. Empowering Healing

	Business Combination @ 12/10/2018[1]	Current Position
Product Portfolio	■ 9 Commercialized Products ■ 5 Pipeline products ■ 2 Market-expanding BLA programs ■ Consolidated Clinical Operations & Initiated Studies	■ 11 Commercialized Products ■ 5 Pipeline products ■ 2 Market-expanding BLA programs ■ 200+ publications; 15 ongoing studies
Operations/ Customers	■ 215 Sales Reps ■ 130 Independent Agencies ■ 3,000 Healthcare facilities served	■ 275 Sales Reps ■ 165 Independent Agencies ■ 3,200+ Healthcare facilities served
Financial Performance	■ 2018 Revenue: $193mm ■ Gross Margins: 64% ■ Adjusted EBITDA: ($36)mm	■ LTM 06/30/20 Revenue: $270mm ▲ *14% Growth*[2] ■ Gross Margins: 71% ▲ *600+ BPS*[3] ■ LTM 06/30/20 Adjusted EBITDA: ($17)mm

Notes:
1. As of 12/31/2018
2. Represents growth from LTM 06/30/19 revenue.
3. Represents margin improvement from 2018A.

5 Organogenesis

6 Q2 Revenue Results 2Q 2020 Revenue Summary ◼ Net revenue of $69.0 million for the three months ended June 30, 2020, up 6% compared to net revenue of $64.9 million for the three months ended June 30, 2019. Net revenue is based upon: ◼ Net revenue from Advanced Wound Care products of $59.7 million, up 8% year-over-year. ◼ Net revenue from Surgical & Sports Medicine products of $9.2 million, down 5% year-over-year. ◼ Net revenue from the sale of PuraPly products of $28.5 million for the three months ended June 30, 2020, down 4% year-over-year. 66 Q2 Revenue Results 2Q 2020 Revenue Summary ◼ Net revenue of $69.0 million for the three months ended June 30, 2020, up 6% compared to net revenue of $64.9 million for the three months ended June 30, 2019. Net revenue is based upon: ◼ Net revenue from Advanced Wound Care products of $59.7 million, up 8% year-over-year. ◼ Net revenue from Surgical & Sports Medicine products of $9.2 million, down 5% year-over-year. ◼ Net revenue from the sale of PuraPly products of $28.5 million for the three months ended June 30, 2020, down 4% year-over-year. 6

7 Large and Growing Target Markets 77 Large and Growing Target Markets 7

8 Skin Substitutes is a Fast-Growing, Under-Penetrated Segment of the Advanced Wound Care Market (1) (2) AWC Market Skin Substitute Sub-Market ~$8.9+ Billion ~$965mm Advanced Biologics Wound ~$725mm 17% 54% Dressing Skin Substitutes 9% 20% Other 2016A 2018A Negative Pressure Wound Therapy Less than 5% of addressable wounds are (2) Mid-single digit growth treated with skin substitutes Key Drivers of Skin Substitute Market Include: Physician and payer education about the effectiveness and benefits of these products Clinical data Overall growth of Advanced Wound Care market driven by aging demographics and increase in co- morbidities such as diabetes, obesity, etc. Notes: 1. BIS Research; Global Advanced Wound Care Market (2019). Report covers global market. 8 2. BioMed GPS SmartTrak (2019). Report covers US market.8 Skin Substitutes is a Fast-Growing, Under-Penetrated Segment of the Advanced Wound Care Market (1) (2) AWC Market Skin Substitute Sub-Market ~$8.9+ Billion ~$965mm Advanced Biologics Wound ~$725mm 17% 54% Dressing Skin Substitutes 9% 20% Other 2016A 2018A Negative Pressure Wound Therapy Less than 5% of addressable wounds are (2) Mid-single digit growth treated with skin substitutes Key Drivers of Skin Substitute Market Include: Physician and payer education about the effectiveness and benefits of these products Clinical data Overall growth of Advanced Wound Care market driven by aging demographics and increase in co- morbidities such as diabetes, obesity, etc. Notes: 1. BIS Research; Global Advanced Wound Care Market (2019). Report covers global market. 8 2. BioMed GPS SmartTrak (2019). Report covers US market.

Surgical & Sports Medicine Market Is An Underserved, High-Growth Market

~$6Bn+ Market Growing ~8% Annually

Bone Fusion

~$2.7Bn[1]
Market size

- Includes spine fusion surgery and other bone graft substitutes

~667k
Spine fusions annually in the U.S.

Tendon and Ligament Injuries

~$1.0Bn[2]
Market size

- Includes rotator cuff and achilles tendon repairs

~250k
Rotator cuff repairs and
~40k
Outpatient achilles tendon repairs in the U.S. annually

Chronic Inflammatory And Degenerative Conditions

~$2.4Bn[1]
Market size

- Includes osteoarthritis (OA), tendonitis, plantar fasciitis

OA affects
~27mm
in the U.S.

Notes:
1. Technavio (2018), Global Orthobiologics Market Report.
2. Technavio (2015), Global Regenerative Medicine Market Report, retrieved September 26, 2017, from EMIS Professional Database.

9
Organogenesis

10 Broad and Comprehensive Product Portfolio 1010 Broad and Comprehensive Product Portfolio 10

Comprehensive and Differentiated Commercial Product Portfolio

Advanced Wound Care Only

Apligraf

- ***Clinical Application:***
  - *Venous leg ulcers*
  - *Diabetic foot ulcers*
- ***Regulatory Pathway:*** *PMA*

Dermagraft

- ***Clinical Application:***
  - *Diabetic foot ulcers*
- ***Regulatory Pathway:*** *PMA*

PMA approval and robust clinical data set differentiates products and facilitates private payor coverage and reimbursement

AWC / S&SM

PuraPly AM / PuraPly XT

- ***Clinical Applications:***
  - *Chronic and acute wounds* [1]
  - *Surgical treatment of open wounds*
- ***Regulatory Pathway:*** *510(k)*

NuShield

- ***Clinical Application:***
  - *Chronic and acute wounds*
  - *Tendon, ligament and other soft tissue injuries*
- ***Regulatory Pathway:*** *361 HCT/P*

Affinity [2]

- ***Clinical Application:***
  - *Chronic and acute wounds*
  - *Tendon, ligament and other soft tissue injuries*
- ***Regulatory Pathway:*** *361 HCT/P*

Unique and broad applications across both markets

Surgical & Sports Medicine Only

NuCel [3]

- ***Clinical Application:***
  - *Orthopedic surgical procedures including bone fusion*
- ***Regulatory Pathway:*** *361 HCT/P (Pursuing BLA for Biologic status)*

ReNu

- ***Clinical Application:***
  - *Chronic inflammatory and degenerative conditions; soft tissue injuries such as tendinosis and fasciitis*
- ***Regulatory Pathway:*** *361 HCT/P (Pursuing BLA for Biologic status)*

Pursuing BLA approval to meet FDA requirements and to unlock significant commercial opportunity

Notes:
1. Except 3rd degree burns.
2. Affinity production suspended in Q1 2019, product launch anticipated in H1 2020.
3. Minimal sales in AWC.

11

Organogenesis

Our Products Cover a Wide Range of Addressable Wounds

Ability to Treat a Wide Range of Wounds

- Complete product portfolio serves as a key competitive advantage
- PuraPly AM is the only first line antimicrobial skin substitute with PHMB[1] for all wounds[2]
- Apligraf (DFUs and VLUs) and Dermagraft (DFUs) are PMA-approved products for complex wounds



PuraPly AM
Affinity
NuShield
Chronic Wounds:
VLUs, DFUs and Pressure Ulcers
Acute Wounds:
Traumatic Wounds and Burns
Apligraf
Dermagraft

Benefits of Broad AWC Portfolio

- ✓ Serves wide range of health care customers
- ✓ Enables IDN / GPO contracting
- ✓ Facilitates patient-specific treatment protocols
- ✓ Robust mind share among customers
- ✓ Combination of PMA-approved, 510(k) and 361 HCT/P products diversifies revenue and reimbursement mix

Notes:
1. Polyhexamethylene biguanide.
2. Except 3rd degree burns.

12
Organogenesis

Our Products Treat Wounds Across All Stages

Only First Line Antimicrobial Skin Substitute with PHMB for All Wounds[1]	Differentiated Amniotic Portfolio Supported by Clinical Data	PMA-Approved Products for Complex DFUs and VLUs
Organogenesis PuraPly AM	Organogenesis Affinity Organogenesis NuShield	Organogenesis Apligraf (DFUs & VLUs) Organogenesis Dermagraft (DFUs)



Hemostatic phase
Inflammatory
Proliferative
Remodeling
TIME

Why Wounds Stall in the Inflammatory Phase:

- ↑ Bacterial bioburden & contamination
- ↑ Protease activity (e.g., MMPs[2])
- ↑ Inflammatory cells & cytokine activity
- ✗ Impaired cellular signaling

Notes:
1. Except 3rd degree burns.
2. Matrix metalloproteinases.

13
Organogenesis

We Have a Broad and Unique Portfolio in the Skin Substitute Market

	Organogenesis	MiMedx	INTEGRA	smith&nephew Osiris	MISONIX Solsys	ACell	amniox
Products	Skin Sub	Skin Sub-Sheet/Flowable	Skin Sub Honey, TCC (cast), Dressings	Skin Sub, Enzymatic Debrider, PDGF, NPWT, Dressings	Skin Sub, Ultrasonic Debrider	Skin Sub-Sheet/Flowable	Skin Sub-Sheet/Flowable
Human Cellular Bioengineered Graft	Apligraf, Dermagraft, TransCyte						
Xenograft / Antimicrobial	PuraPly AM, PuraPly XT, PuraPly MZ		✓				
Xenograft	PuraPly		✓	✓		✓	
Allograft	NuCel, NuShield, ReNu, Affinity, Novachor	✓	✓	✓	✓		✓
PMA / BLA Approved Products	4[1]	0	1	1	0	0	0

14

Note:
1. Includes Gintuit.

Organogenesis

We Have a Broad Portfolio in the Surgical & Sports Medicine Market

	Organogenesis	MiMedx	INTEGRA	ACell	smith&nephew Osiris	Medtronic	ORTHOFIX	WRIGHT	Multiple	Multiple
Products	Amniotic Membrane, Amniotic Suspension, Xenograft	Amniotic Membrane, Amniotic Suspension	Dermal Template, Amniotic Membrane, Amniotic Suspension, Tendon Reinforcement,	Collagen Sheets and Powders	Amniotic Membrane, Tendon Reinforcement	Orthobiologics	Orthobiologics	Orthobiologics, Tendon Reinforcement, Amniotic Suspension, Amniotic Membrane	Platelet Rich, Plasma Solutions	Hyaluronic Acid Injections
Spine Fusion	NuCel					✓	✓			
Extremity Fusion	NuCel						✓	✓		
Tendon Repair	NuShield Affinity PuraForce	✓	✓		✓			✓	✓	
OA Degenerative	ReNu	✓						✓	✓	✓
Acute Surgical Wound	NuShield Affinity PuraPlyAM	✓	✓	✓	✓					

15

Organogenesis

16 Growth Strategy 1616 Growth Strategy 16

Strategic Initiatives & Catalysts for Growth

Key Pillars of Growth Strategy

- Launch new products and invest in R&D
- Penetrate additional sites of care
- Continue sales force expansion and optimization
- Pursue strategic M&A and in-licensing to leverage commercial infrastructure
- Continue to build compendium of clinical data
- Manufacturing and infrastructure enhancements to improve gross margins
- Expand payor and provider contracting efforts

Anticipated Growth Drivers

Near-Term	■ Relaunch/commercial ramp of Affinity product throughout 2020 ■ Launch PuraPly XT and various PuraPly AM (PPAM) line extensions (New Sizes) ■ Proactive management of PuraPly pass-through status
Medium-Term (2021 – 2022)	■ Launch NovaChor and other new placental products ■ Enter burn market with the launch of a burn portfolio (TransCyte, Biosynthetic Burn Wound Matrix, Etc.)
Long-Term (2023+)	■ Pursue BLA approvals for ReNu and NuCel for label indications and reimbursement ■ Develop, in-license and/or acquire additional pipeline products

17 Organogenesis

Robust Product Pipeline

	Product	Potential Timeline for Commercial Launch (2019 / 2020 / Medium-Term (2021 – 2022) / Long-Term (2023+))	Product Description / Enhancement
Line-Extensions	PuraPly XT[(1)]	Recently Launched	• Enhanced thickness and PHMB content • Allows for sustained presence of the antimicrobial barrier in the wound
Line-Extensions	PuraForce[(1)]	Recently Launched	• Bioengineered porcine collagen surgical matrix • High biomechanical strength per unit thickness
Line-Extensions	PuraPly MZ	Diversify revenue and reimbursement mix	• Micronized particulate version of PuraPly • Allows application in powder or gel form to deep and tunneling wounds
New Launches	Novachor		• Fresh chorionic membrane containing viable cells, growth factors/cytokines, and extracellular matrix (ECM) protein • Received Q-code (Q4194), effective 1/1/2019
New Launches	TransCyte	Entry into burn market	• Bioengineered tissue scaffold that promotes burn healing • Provides an outer protective barrier for bioactive dermal components, increases re-epithelialization and pain relief
New Launches	Biosynthetic Burn Wound Matrix	Entry into burn market	• Biosynthetic wound matrix designed as a temporary covering for burn wounds prior to grafting or bioactive therapies. • Provides a synthetic semipermeable barrier to manage severe wounds
New Launches	Cord Membrane		• Manages complex chronic and acute wounds; as well as can act as a barrier to support healing in surgical soft tissue procedures • Thick and strong characteristics, room temp storage with long-shelf-life
New Launches	Other Placental Products		• Continued development of fresh and dehydrated placental products • Acquisition opportunities to diversify portfolio to address additional clinical and market opportunities
BLA Approval	ReNu	BLA approval	• Continued data generation and BLA approval expected to drive step-function sales growth in large and underserved market • Commercial pilot launch in 2015 through 361 HCT/P pathway
BLA Approval	NuCel	BLA approval	• BLA approval expected to improve reimbursement backdrop and facilitate increased utilization • Commercially launched in 2009 through 361 HCT/P pathway

Notes:
1. Product already launched on small scale.

18

Organogenesis

19 PuraPly – The Leader in Skin Substitute / AWC / S&SM Antimicrobial Space Product Description ◼ Patented, purified native porcine collagen matrix embedded with a broad spectrum antimicrobial ◼ “Pass-through” reimbursement status until 9/30/2020 (1) ◼ Only first line antimicrobial skin substitute with PHMB for all wounds ◼ Provides 3 Key Clinical Benefits: 1 Collagen matrix creates a durable biocompatible scaffold which promotes healing 2 Effective barrier against a wide array of microorganisms 3 Antimicrobial agent (PHMB) is known to inhibit the formation of biofilm on wound surfaces (biofilm management provides necessary support to proceed to wound closure) (3) Proven Clinical Outcomes Study Background ◼ Use of PuraPly AM in the management of Mean time to complete bioburden and treatment of chronic, nonhealing closure: 5.0 weeks wounds 90% ◼ Study duration of 24 weeks and primary efficacy 68% analyzed at 12 weeks; n=63 ◼ Baseline wound statistics: 2 − Wound area (median): 6.5 cm − Wound duration (mean): 4 months Wounds that Demonstrated a Wounds that Achieved (2) ◼ All wound types studied Reduction in Area Complete Closure Note: 3. Bain et al. (2019). (2019). Effect of Native Type I Collagen with rd 1. Except 3 degree burns. Polyhexamethylene Biguanide Antimicrobial on Wounds: Interim 19 2. 29% venous ulcers; 22% trauma and laceration; 16% post surgical Registry Results. Plastic and reconstructive surgery. Global open, wounds; 13% pressure ulcers; 10% diabetic ulcers; 10% other. 7(6), e2251. doi:10.1097/GOX.0000000000002251.19 PuraPly – The Leader in Skin Substitute / AWC / S&SM Antimicrobial Space Product Description ◼ Patented, purified native porcine collagen matrix embedded with a broad spectrum antimicrobial ◼ “Pass-through” reimbursement status until 9/30/2020 (1) ◼ Only first line antimicrobial skin substitute with PHMB for all wounds ◼ Provides 3 Key Clinical Benefits: 1 Collagen matrix creates a durable biocompatible scaffold which promotes healing 2 Effective barrier against a wide array of microorganisms 3 Antimicrobial agent (PHMB) is known to inhibit the formation of biofilm on wound surfaces (biofilm management provides necessary support to proceed to wound closure) (3) Proven Clinical Outcomes Study Background ◼ Use of PuraPly AM in the management of Mean time to complete bioburden and treatment of chronic, nonhealing closure: 5.0 weeks wounds 90% ◼ Study duration of 24 weeks and primary efficacy 68% analyzed at 12 weeks; n=63 ◼ Baseline wound statistics: 2 − Wound area (median): 6.5 cm − Wound duration (mean): 4 months Wounds that Demonstrated a Wounds that Achieved (2) ◼ All wound types studied Reduction in Area Complete Closure Note: 3. Bain et al. (2019). (2019). Effect of Native Type I Collagen with rd 1. Except 3 degree burns. Polyhexamethylene Biguanide Antimicrobial on Wounds: Interim 19 2. 29% venous ulcers; 22% trauma and laceration; 16% post surgical Registry Results. Plastic and reconstructive surgery. Global open, wounds; 13% pressure ulcers; 10% diabetic ulcers; 10% other. 7(6), e2251. doi:10.1097/GOX.0000000000002251.

20 PuraPly XT – Launched February 2020 AWC / S&SM Product Description ◼ Five-layer, native, cross-linked ECM+broad spectrum PHMB antimicrobial barrier for larger more complex wounds 1 ◼ Cross-linked ECM resists degradation in wounds, supporting persistence between debridements 2,3,4 ◼ A five-layer ECM maximizes surface area for PHMB saturation 2,3,5 5,6,7 ◼ PHMB proactively disrupts bioburden and has high tissue compatibility and low cytotoxicity 2 ◼ XT is supplied dry in sheet form, packaged in sterile, sealed single pouches for most wound types Indications Size & SKUs 2020 PuraPly XT – Launched February 2020 AWC / S&SM Product Description ◼ Five-layer, native, cross-linked ECM+broad spectrum PHMB antimicrobial barrier for larger more complex wounds 1 ◼ Cross-linked ECM resists degradation in wounds, supporting persistence between debridements 2,3,4 ◼ A five-layer ECM maximizes surface area for PHMB saturation 2,3,5 5,6,7 ◼ PHMB proactively disrupts bioburden and has high tissue compatibility and low cytotoxicity 2 ◼ XT is supplied dry in sheet form, packaged in sterile, sealed single pouches for most wound types Indications Size & SKUs 20

Measures Taken to Position PuraPly Post Pass-Through

Pass-Through Situation Overview

- PuraPly benefits from "pass-through" reimbursement specific to outpatient wound care centers and ASC
  - CMS provides additional reimbursement above the procedure's bundled payment for certain products
- Pass-through status ended (temporarily) on 12/31/17
- Pass-through status restored effective Oct. 1, 2018 through Sep. 30, 2020

Proactive Measures Taken With PuraPly

1. Increased penetration in physician offices, where PuraPly is reimbursed at cost-plus
2. New smaller, lower-priced SKUs under bundle price
3. Invested in clinical data to facilitate private payor coverage
4. Introduction of innovative line extensions: PuraPly XT and new sizing options

Other Organogenesis Growth Drivers Expected to Offset Impact of PuraPly

1. Affinity relaunch in H1 2020 **hits stride in 2021**
2. **New revenue stream** from TransCyte in medium term
3. Non-PuraPly revenues **grew at a 22% CAGR from 2017 to 2019**
   - Continued sales force expansion and customer growth
   - Robust growth in S&SM channel
   - Launch of NovaChor into the Hospital Outpatient setting/SSM markets

PuraPly is now well-established and regarded in the marketplace with increasing physician adoption and penetration

PuraPly is well positioned for robust revenue growth following initial dip

Notes:
1. Subject to regulatory approval.

21 Organogenesis

Affinity – Relaunch/Commercial Ramp in 2020

Organogenesis
Affinity
Fresh Amniotic Membrane
AWC / S&SM

Product Description

- Unique Fresh amniotic membrane containing many types of viable cells, growth factors/cytokines, and ECM proteins
  - Manages chronic and acute wounds, as well as tendon, ligament and other soft tissue injuries
  - Only fresh amniotic membrane and one of only a few amniotic tissue products containing viable amniotic cells
- Production resumed in Q1 2020 after moving to new contract manufacturer
  - Relaunch/Commercial ramp in progress (2020)
- Product demand grew from first launch in 2014 and sales continued to increase through 2018
  - Expected to be source of organic growth in 2020 and 2021



Demonstrated Clinical Results[1][2]



% of DFU wounds closed
60%
38%
63%
38%
12 Weeks
16 Weeks

Broadly Improved Wounds Compared to SoC[2]



82%
58%
65%
39%
81%
58%
> 60% reduction in area
> 60% reduction in depth
> 75% reduction in volume

Affinity & SoC (N=38) Standard of Care (SoC) (N=38)

Note:
1. Adjusted Cox Analysis.
2. Serena et al. (2019). A randomized controlled clinical trial of a hypothermically stored amniotic membrane for use in diabetic foot ulcers. Journal of comparative effectiveness research, (0).

22

Organogenesis

NovaChor – Expected Commercial Launch 2021

Organogenesis
Novachor™
Fresh Chorion Membrane
AWC / S&SM

Product Description

- Next in line for our advanced fresh tissue technology
- Fresh hypothermically stored chorion membrane containing viable cells, growth factors/cytokines, and ECM proteins
  - Manages chronic and acute wounds; as well as surgical deep and tunneling wounds
  - Maintains cell viability through expiration
  - Thicker graft with no orientation requirements and improves handling
- Commercial launch planned for 2021
  - Expected to be source of organic growth in 2021 and 2022+



Presence Key Factors[1]


H&E
HA
HGF
IGF-1

Growth Factors, Cytokines, and Protease Inhibitors[1]


10000
1000
100
10
1
pg/cm²
ANG-2
ANG
HGF
IGFBP-1
IGF-1
TGF-B1
TIMP-1
TIMP-2

Note:
1. Data on file

23
Organogenesis

24 Cord Membrane AWC / S&SM Product Description ◼ Umbilical cord membrane (UCM) retaining the native collagen and hyaluronic acid-rich extracellular matrix (ECM), and growth factors found in placental tissue. ‒ Indicated as wound cover to manage chronic and acute wounds, and as a barrier in surgical soft tissue procedures ‒ Design objective is to develop a room temperature stable graft with a 2-year shelf life ◼ Planning to initiate large scale RCT for chronic wounds 1 1 Tissue Structure More HA Content 60 50 40 30 20 10 H&E 0 UCM Dehydrated AM/CM Dehydrated Amnion/Chorion Membrane Note: 1. Data on file 24 2 mg/cm24 Cord Membrane AWC / S&SM Product Description ◼ Umbilical cord membrane (UCM) retaining the native collagen and hyaluronic acid-rich extracellular matrix (ECM), and growth factors found in placental tissue. ‒ Indicated as wound cover to manage chronic and acute wounds, and as a barrier in surgical soft tissue procedures ‒ Design objective is to develop a room temperature stable graft with a 2-year shelf life ◼ Planning to initiate large scale RCT for chronic wounds 1 1 Tissue Structure More HA Content 60 50 40 30 20 10 H&E 0 UCM Dehydrated AM/CM Dehydrated Amnion/Chorion Membrane Note: 1. Data on file 24 2 mg/cm

NuShield – Versatile Tissue Graft Covering Full Spectrum of Acute & Chronic Wounds

Organogenesis NuShield Sterilized, Dehydrated Placental Allograft
AWC / S&SM

Product Description

- Dehydrated placental tissue graft that is topically or surgically applied to target tissue
- Recent robust growth driven by leveraging Organogenesis commercial infrastructure
- Product highlights:
  - **More complete, more versatile** dehydrated Allograft skin substitute
  - (1) Biologic characteristics support health of soft tissue defects, especially in **difficult to heal locations** or (2) **challenging patient populations**
- Unimpeded growth anticipated in the near-term following resolution of supply constraints in 2019

Proven to Close Wounds[1]

% of wounds closed



56%
43%
57%
85%
59%
100%
16 Weeks
24 Weeks
VLU (N=14)
DFU (N=24)
Other (N=12)



Note:
1. Caporusso et al. (2019). Clinical experience using a dehydrated amnion/chorion membrane construct for the management of wounds. Wounds: a compendium of clinical research and practice, 31(4 Suppl), S19-S27.

25 Organogenesis

Pursuing BLA Approval for ReNu to Open Up Large and Growing Market Opportunity

Organogenesis ReNu S&SM

Product Description

- Cryopreserved suspension of amniotic fluid cells and morselized amnion tissue from the same donor
  - Formulated for office use (injection)
  - Primary application is treatment of Knee Osteoarthritis (OA) for reduced pain and improved function
  - Multiple additional applications for soft tissues including Hip OA and joint and tendon injuries, such as tendinosis and fasciitis
- Product already being sold in market today
  - First launched in 2015
  - Predominantly cash pay
  - Significant reimbursement potential unlocked through BLA pathway
- Currently registered as a 361 HCT/P
  - BLA Registration required to continue to market the product long-term
- Initial 200 patient trial completed for BLA program; Phase III study to be initiated in 2020

Market Opportunity



~27mm
Americans with OA driven by aging, obesity and sports injuries
~$2.4bn
Market opportunity for HA injection treatment options(1)
7.3%
Market growth for HA injections(1)

Note:
1. Technavio (2018), Global Orthobiologics Market Report; market opportunity represents global market for viscosupplements which are intra-articular injections of hyaluronic acid.

26 Organogenesis

Clinical Data suggests improved patient outcomes

Organogenesis ReNu S&SM

- **Clinical significance in Knee Osteoarthritis outcome compared to commercially available Hyaluronic acid ("HA")** and placebo (Saline) over 6 months
  - Less pain and demonstrated improvements in patient-reported outcomes
- Patient-blinded, randomized, controlled clinical trial had an enrollment of 200 adult patients (ReNu = 68 patients, HA = 64 patients and saline = 68 patients)

Lower Pain Scores[1]



* P < 0.01 ReNu vs. HA
# P < 0.01 ReNu vs. HA, Saline
VAS Overall Pain
120
100
80
60
40
20
0
*
#
Baseline
1 week
6 weeks
3 months
6 months
ReNu
HA
Saline

Visual Analogue Scale (VAS)

Average ± standard deviation reported for VAS overall pain

Higher Response Rate[1]



*** p < 0.001 ReNu vs. HA, Saline
Responder Rate
80%
60%
40%
20%
***
OMERACT-OARSI Simplified
ReNu
HA
Saline

Notes:

1. Farr et al. (2019). A Randomized Controlled Single-Blind Study Demonstrating Superiority of Amniotic Suspension Allograft Injection Over Hyaluronic Acid and Saline Control for Modification of Knee Osteoarthritis Symptoms. *Journal of Knee Surgery*. DOI: 10.1055/s-0039-1696672.

27 Organogenesis

NuCel – Amniotic-Derived Allograft for Surgical Procedures

Organogenesis NuCel® S&SM

Product Description

- Surgically implanted allograft derived from human amniotic tissue and amniotic fluid
- Supports tissue healing in spinal and orthopedic surgical applications (i.e., bone growth and fusion)
- Launched in 2009
- Seeking BLA approval to meet FDA requirements for continued marketing
  - BLA approval expected to improve reimbursement backdrop and facilitate increased utilization
  - Expecting to initiate Phase III clinical trial in Q1-2021 to support BLA program
- Clinical trials demonstrated an ability to achieve kinematic fusion and effectiveness in treating patients with comorbidities



Proven to Achieve Kinematic Fusion[1]

% of patients achieving kinematic fusion



97%
100%
One-level (N=38)
Two-level (N=34)

Study Overview[1]

- Patients received a one or two level lumbar interbody fusion with NuCel
- Baseline comorbidities were present in 90% of one-level patients and 88% of two-level patients
- No adverse events related to NuCel were reported

Note:
1. Nunley et al. (2016). Preliminary results of bioactive amniotic suspension with allograft for achieving one and two-level lumbar interbody fusion. International journal of spine surgery, 10, 12.

28 Organogenesis

TransCyte, in our Burn Portfolio, is an Approved Product in an Attractive Market with Limited Competition

Organogenesis TransCyte Advanced Wound Care

Product Description

- Targeted at 2nd and 3rd degree burns
  - Bioengineered tissue scaffold that promotes burn healing
  - Provides bioactive dermal components and outer protective barrier
  - Increases re-epithelialization and pain relief
- PMA-approved product supported by robust data; well-regarded by customers
  - Requires manufacturing re-validation to re-launch product
  - Expected launch in medium-term (2021 – 2022)
- Burn market is sizeable and concentrated
  - Over 60% of U.S. acute hospitalizations related to burn injury were admitted to 128 burn centers[1]
  - Penetrate market with small specialty sales force and open up cross-selling opportunities



Market Opportunity

~500,000 burns annually that require medical attention

~40,000 burns annually that require hospitalization

We believe TransCyte has the ability to address a ~$200mm market opportunity

Limited competition opportunity – Currently only one other PMA approved product on the market

Faster Wound Healing[2]

Mean days to ≥ 90% wound epithelialization


18
11
TransCyte
Silver Sulfadiazine Cream

29

Notes:
1. American Burn Association.
2. Noordenbos et al (1999). Safety and efficacy of TransCyte* for the treatment of partial-thickness burns. Journal of burn care & rehabilitation, 20(4), 275-281.

Organogenesis

30 Financial Profile 3030 Financial Profile 30

31 Attractive Revenue and Margin Profile Financial Profile Advanced Wound Care ($ in millions) % growth CAGR: 23% Surgical & Sports Medicine $261 $40 $199 $193 $20 $29 $139 % growth: 6% $221 $69 $179 $65 $164 $9 $10 $60 $55 (1) 2016 2017 2018 2019 2Q19 2Q20 PuraPly $62 $109 $70 $127 $30 $29 Revenue Ex- PuraPly $76 $89 $124 $134 $35 $40 Revenue % Gross 65% 69% 64% 71% 70% 71% Margin Note: 1. PuraPly exited pass-through on 12/31/17 and entered pass-through status again on 10/1/18 and will exit on 31 9/30/20.31 Attractive Revenue and Margin Profile Financial Profile Advanced Wound Care ($ in millions) % growth CAGR: 23% Surgical & Sports Medicine $261 $40 $199 $193 $20 $29 $139 % growth: 6% $221 $69 $179 $65 $164 $9 $10 $60 $55 (1) 2016 2017 2018 2019 2Q19 2Q20 PuraPly $62 $109 $70 $127 $30 $29 Revenue Ex- PuraPly $76 $89 $124 $134 $35 $40 Revenue % Gross 65% 69% 64% 71% 70% 71% Margin Note: 1. PuraPly exited pass-through on 12/31/17 and entered pass-through status again on 10/1/18 and will exit on 31 9/30/20.

32 Income Statement (1) ($ in millions) 2018 2019 2Q19 2Q20 Net Revenue $193 $261 $65 $69 % Growth (3)% 35% 49% 6% Gross Profit $125 $185 $46 $49 % Margin 64% 71% 70% 71% Operating $176 $214 $53 $51 Expenses Loss from ($52) ($29) ($7) ($2) Operations Net Loss ($65) ($40) ($10) ($5) Adjusted EBITDA ($36) ($18) ($5) $0 Note: 1. PuraPly exited pass-through on 12/31/17 and entered pass-through status again on 10/1/18. 3232 Income Statement (1) ($ in millions) 2018 2019 2Q19 2Q20 Net Revenue $193 $261 $65 $69 % Growth (3)% 35% 49% 6% Gross Profit $125 $185 $46 $49 % Margin 64% 71% 70% 71% Operating $176 $214 $53 $51 Expenses Loss from ($52) ($29) ($7) ($2) Operations Net Loss ($65) ($40) ($10) ($5) Adjusted EBITDA ($36) ($18) ($5) $0 Note: 1. PuraPly exited pass-through on 12/31/17 and entered pass-through status again on 10/1/18. 32

33 2020 Guidance Fiscal Year 2020 Revenue Guidance: For the twelve months ending December 31, 2020, the Company expects: • Net revenue of between $273 million and $277 million, representing growth of approximately 5% to 6% year-over-year, as compared to net revenue of $261 million for the twelve months ended December 31, 2019. • The 2020 net revenue guidance range assumes: o Net revenue from Advanced Wound Care products of between $236 million and $238 million, representing growth of approximately 7% to 8% year-over-year as compared to net revenue of $221 million for the twelve months ended December 31, 2019. o Net revenue from Surgical & Sports Medicine products of between $37 million and $39 million, representing a decrease of approximately 3% to 8% year-over-year as compared to net revenue of $40 million for the twelve months ended December 31, 2019. o Net revenue from the sale of PuraPly products of between $108 million and $110 million, representing a decrease of approximately 13% to 15% year-over-year, as compared to net revenue of $127 million for the twelve months ended December 31, 2019. 3333 2020 Guidance Fiscal Year 2020 Revenue Guidance: For the twelve months ending December 31, 2020, the Company expects: • Net revenue of between $273 million and $277 million, representing growth of approximately 5% to 6% year-over-year, as compared to net revenue of $261 million for the twelve months ended December 31, 2019. • The 2020 net revenue guidance range assumes: o Net revenue from Advanced Wound Care products of between $236 million and $238 million, representing growth of approximately 7% to 8% year-over-year as compared to net revenue of $221 million for the twelve months ended December 31, 2019. o Net revenue from Surgical & Sports Medicine products of between $37 million and $39 million, representing a decrease of approximately 3% to 8% year-over-year as compared to net revenue of $40 million for the twelve months ended December 31, 2019. o Net revenue from the sale of PuraPly products of between $108 million and $110 million, representing a decrease of approximately 13% to 15% year-over-year, as compared to net revenue of $127 million for the twelve months ended December 31, 2019. 33

2020 Q2 Form 10-Q Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Net revenue	$ 68,960	$ 64,948	$ 130,692	$ 122,071
Cost of goods sold	20,042	19,446	38,835	36,426
Gross profit	48,918	45,502	91,857	85,645
Operating expenses:				
Selling, general and administrative	46,502	48,957	99,115	97,850
Research and development	4,668	3,864	10,078	7,235
Total operating expenses	51,170	52,821	109,193	105,085
Loss from operations	(2,252)	(7,319)	(17,336)	(19,440)
Other expense, net:				
Interest expense, net	(2,912)	(2,187)	(5,422)	(3,965)
Loss on the extinguishment of debt	-	-	-	(1,862)
Gain on settlement of deferred acquisition consideration	-	-	1,295	-
Other income (expense), net	25	(120)	46	12
Total other expense, net	(2,887)	(2,307)	(4,081)	(5,815)
Net loss before income taxes	(5,139)	(9,626)	(21,417)	(25,255)
Income tax expense	(27)	(23)	(62)	(60)
Net loss	$ (5,166)	$ (9,649)	$ (21,479)	$ (25,315)
Net loss per share —basic and diluted	$ (0.05)	$ (0.11)	$ (0.21)	$ (0.28)
Weighted-average common shares outstanding—basic and diluted	104,714,725	90,647,352	104,600,825	90,625,850

34 CONFIDENTIAL Organogenesis Inc.

2020 Q2 Form 10-Q Balance Sheet

	June 30, 2020	December 31, 2019
Assets		
Current assets:		
Cash	$ 40,455	$ 60,174
Restricted cash	299	196
Accounts receivable, net	44,024	39,359
Inventory	28,562	22,918
Prepaid expenses and other current assets	4,366	2,953
Total current assets	117,706	125,600
Property and equipment, net	53,033	47,184
Notes receivable from related parties	302	556
Intangible assets, net	19,164	20,797
Goodwill	25,539	25,539
Deferred tax asset	15	127
Other assets	728	884
Total assets	$ 216,487	$ 220,687
Liabilities and Stockholders' Equity		
Current liabilities:		
Deferred acquisition consideration	$ 1,432	$ 5,000
Current portion of term loan	6,667	-
Current portion of capital lease obligations	3,327	3,057
Accounts payable	29,944	28,387
Accrued expenses and other current liabilities	24,688	23,450
Total current liabilities	66,058	59,894
Line of credit	39,353	33,484
Term loan, net of current portion	52,954	49,634
Deferred rent	1,097	1,012
Capital lease obligations, net of current portion	13,011	14,431
Other liabilities	8,264	6,649
Total liabilities	180,737	165,104
Commitments and contingencies (Note 13)		
Stockholders' equity:		
Common stock, $0.0001 par value; 400,000,000 shares authorized; 106,145,716 and 105,599,434 shares issued; 105,417,168 and 104,870,886 shares outstanding at June 30, 2020 and December 31, 2019, respectively.	11	10
Additional paid-in capital	228,225	226,580
Accumulated deficit	(192,486)	(171,007)
Total stockholders' equity	35,750	55,583
Total liabilities and stockholders' equity	$ 216,487	$ 220,687

35 CONFIDENTIAL Organogenesis Inc.

2020 Q2 Form 10-Q Cash Flow Statement

	Six Months Ended June 30, 2020	2019
Cash flows from operating activities:		
Net loss	$ (21,479)	$ (25,315)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation	1,793	1,761
Amortization of intangible assets	1,633	2,997
Non-cash interest expense	103	154
Deferred interest expense	1,022	536
Deferred rent expense	64	326
Gain on settlement of deferred acquisition consideration	(1,295)	-
Provision recorded for sales returns and doubtful accounts	970	27
Loss on disposal of property and equipment	201	-
Adjustment for excess and obsolete inventories	1,709	523
Stock-based compensation	678	458
Loss on extinguishment of debt	-	1,862
Changes in operating assets and liabilities:		
Accounts receivable	(5,727)	723
Inventory	(7,353)	(6,087)
Prepaid expenses and other current assets	(1,302)	(785)
Accounts payable	235	1,473
Accrued expenses and other current liabilities	1,266	122
Other liabilities	864	(449)
Net cash used in operating activities	(26,618)	(21,674)
Cash flows from investing activities:		
Purchases of property and equipment	(6,411)	(1,251)
Proceeds from the repayment of notes receivable from related parties	293	-
Acquisition of intangible asset	-	(250)
Net cash used in investing activities	(6,118)	(1,501)
Cash flows from financing activities:		
Line of credit borrowings	5,869	7,000
Proceeds from term loan	10,000	40,000
Repayment of notes payable	-	(17,585)
Proceeds from the exercise of stock options	968	54
Proceeds from the exercise of common stock warrants	-	628
Redemption of redeemable common stock placed into treasury	-	(6,762)
Principal repayments of capital lease obligations	(1,149)	(557)
Payment of deferred acquisition consideration	(2,568)	-
Payment of debt issuance costs	-	(849)
Net cash provided by financing activities	13,120	21,929
Change in cash and restricted cash	(19,616)	(1,246)
Cash and restricted cash, beginning of period	60,370	21,405
Cash and restricted cash, end of period	$ 40,754	$ 20,159
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 4,626	$ 3,890
Cash paid for income taxes	$ -	$ 67
Supplemental disclosure of non-cash investing and financing activities:		
Debt issuance costs included in accounts payable	$ -	$ 75
Purchases of property and equipment included in accounts payable and accrued expenses	$ 4,692	$ 1,638
Amounts due related to acquisition of intangible assets included in accrued expenses and other liabilities	$ -	$ 500

36

CONFIDENTIAL

Organogenesis Inc.

Opportunities to Enhance Margins Through Facility Optimization

Canton, MA	Norwood, MA	Birmingham, AL	La Jolla, CA
			
■ Headquarters ■ Devoted to manufacturing, shipping, operations and R&D ■ Recent expansion of PuraPly production and logistics ■ Opportunity to maximize physical footprint and manufacturing efficiency overtime	■ Facility in Norwood, MA (nearby Canton HQ), production expected in 2020 which would drive supply chain efficiencies and enhanced margins ■ GMP production facility with multiple cleanrooms to allow significant production capacity for multiple products ■ Flexible laboratory and office space	■ Facility supports QC, warehouse and distribution of amniotic products ■ Stand-alone R&D facility ■ Utilizes contract manufacturing for amniotic products	■ Devoted to operations, R&D and manufacturing ■ R&D labs ■ Customer service

Amniotic products are currently contract manufactured

37

Organogenesis

38 Interim and Longer-Term Financial Targets Interim Target Longer-Term Goal 2018-2021 2022+ Revenue Growth Low teens CAGR % >10% High 60’s % to Gross Margin High 70’s to 80% Low 70’s % R&D 6 – 8% 7% (% of Net Revenue) SG&A Mid 60’s % to Mid 50’s % (% of Net Revenue) Low 70’s % Adjusted EBITDA Single digit % loss 15-20% Margin 3838 Interim and Longer-Term Financial Targets Interim Target Longer-Term Goal 2018-2021 2022+ Revenue Growth Low teens CAGR % >10% High 60’s % to Gross Margin High 70’s to 80% Low 70’s % R&D 6 – 8% 7% (% of Net Revenue) SG&A Mid 60’s % to Mid 50’s % (% of Net Revenue) Low 70’s % Adjusted EBITDA Single digit % loss 15-20% Margin 38

39 Appendix 3939 Appendix 39

40 Apligraf & Dermagraft – PMA-Approved Products for VLUs and DFUs Advanced Wound Care ◼ Products have ~15 years of clinical history Venous Leg Ulcer Clinical Data Diabetic Foot Ulcer Clinical Data 57% Complete Wound Closure 30% 25% 64% 40% 20% 32% 29% Relative increase in 15% % of patients 24% achieving complete 19% 10% wound closure 9% 5% 5% 0% Weekly up to 4 Weeks 8 Weeks 12 Weeks 24 Weeks 0 4 8 12 8 applications Time in Study Study Week Control (n=100) Apligraf (n=140) Demagraft plus conventional therapy (n=130) Conventional therapy alone (n=115) Diabetic Foot Ulcer Clinical Data Complete Wound Closure 56% 45% 38% PMA approval positions products for private payor coverage and diversifies 25% 20% Company’s revenue mix 3% 4 Weeks 8 Weeks 12 Weeks Time in Study Conventional Therapy Alone (n=96) Apligraf (n=112) 40 (% of patients Closed) (% of patients Closed)40 Apligraf & Dermagraft – PMA-Approved Products for VLUs and DFUs Advanced Wound Care ◼ Products have ~15 years of clinical history Venous Leg Ulcer Clinical Data Diabetic Foot Ulcer Clinical Data 57% Complete Wound Closure 30% 25% 64% 40% 20% 32% 29% Relative increase in 15% % of patients 24% achieving complete 19% 10% wound closure 9% 5% 5% 0% Weekly up to 4 Weeks 8 Weeks 12 Weeks 24 Weeks 0 4 8 12 8 applications Time in Study Study Week Control (n=100) Apligraf (n=140) Demagraft plus conventional therapy (n=130) Conventional therapy alone (n=115) Diabetic Foot Ulcer Clinical Data Complete Wound Closure 56% 45% 38% PMA approval positions products for private payor coverage and diversifies 25% 20% Company’s revenue mix 3% 4 Weeks 8 Weeks 12 Weeks Time in Study Conventional Therapy Alone (n=96) Apligraf (n=112) 40 (% of patients Closed) (% of patients Closed)

41 Robust Clinical Data Supporting Products: Advanced Wound Care Estimated Data Product Wound Type Design Completion Date (4) Presentation Date Acute + Chronic Prospective Single Center Controlled Evaluation (N=40) Q4 2018 Publication Q1 2019 (2) Acute + Chronic Prospective Single Center Controlled Prospective Evaluation Completed Q1 2018 (N=100) Manuscript Q1 2020 publication (2) (5) Acute + Chronic PuraPly AM RESPOND Registry - 30 Center Registry Evaluating Real- Q2 2019 Q4 2019 ACWHTR (6) World Effectiveness of PPAM (N=307) Q2 2020 SAWC (7) Q2 2020 ISPOR (3) All Wounds Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM for Treatment of wounds (N=1,544) (3) Diabetic Foot Ulcers (DFU) Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM vs. Grafix (N=806) (3) DFU Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM vs. Theraskin (N=719) (2) Pressure Ulcers (PU) Prospective Multi-center Randomized Control Trial (RCT) PPAM vs. Q4 2019 Q2 2020 Standard of Care (SOC) (N=38) (1) Venous Leg Ulcer (VLU) Prospective Multi-center RCT PPAM vs. SOC (N=200) Q3 2022 Q1 2023 (8) DFU Prospective Multicenter RCT, Affinity vs. SOC (N=100) Q3 2019 Q4 2019 JCER VLU Prospective Study Evaluating Potential Changes in Wound Q3 2019 Q4 2019 Microenvironment (N=15) (1) VLU or DFU Prospective Multicenter RCT, Affinity vs. SOC (N=200) Q2 2022 Q4 2022 (3) (9) DFU CEA, NetHealth EMR Database of Dermagraft vs. Primatrix (N=208) Q3 2019 Q3 2019 WPM (3) (8) DFU CEA, NetHealth EMR Database of Dermagraft vs. Grafix (N=1,622) Q3 2019 Q4 2019 JCER (2) DFU Prospective Multicenter RCT, NuShield vs. SOC (N=200) Q3 2020 Q1 2021 1. Planned. 5. Estimated date of first external presentation of primary data 2. Based on last patient last visit in the study. 6. ACWHTR: American College of Wound Healing and Tissue Repair; 3. Management estimate or date analysis complete. SAWC: Symposium of Advanced Wound Care 4. Initiation of the study based on first patient enrolled. 1. Planned. 5. ACWHTR: American College of Wound Healing and Tissue Repair; 2. Based on last patient last visit in the study. 6. SAWC: Symposium of Advanced Wound Care. 41 3. Management estimate, or date analysis complete. 7. ISPOR: Int Soc for Pharmacoeconomics and Outcomes 4. Estimated date of first external presentation of primary data. 8. J Compar Effective Res 9. Wound Pain Management 41 Robust Clinical Data Supporting Products: Advanced Wound Care Estimated Data Product Wound Type Design Completion Date (4) Presentation Date Acute + Chronic Prospective Single Center Controlled Evaluation (N=40) Q4 2018 Publication Q1 2019 (2) Acute + Chronic Prospective Single Center Controlled Prospective Evaluation Completed Q1 2018 (N=100) Manuscript Q1 2020 publication (2) (5) Acute + Chronic PuraPly AM RESPOND Registry - 30 Center Registry Evaluating Real- Q2 2019 Q4 2019 ACWHTR (6) World Effectiveness of PPAM (N=307) Q2 2020 SAWC (7) Q2 2020 ISPOR (3) All Wounds Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM for Treatment of wounds (N=1,544) (3) Diabetic Foot Ulcers (DFU) Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM vs. Grafix (N=806) (3) DFU Comparative Effectiveness Analysis (CEA), NetHealth EMR Database Q3 2019 Q2 2020 of PPAM vs. Theraskin (N=719) (2) Pressure Ulcers (PU) Prospective Multi-center Randomized Control Trial (RCT) PPAM vs. Q4 2019 Q2 2020 Standard of Care (SOC) (N=38) (1) Venous Leg Ulcer (VLU) Prospective Multi-center RCT PPAM vs. SOC (N=200) Q3 2022 Q1 2023 (8) DFU Prospective Multicenter RCT, Affinity vs. SOC (N=100) Q3 2019 Q4 2019 JCER VLU Prospective Study Evaluating Potential Changes in Wound Q3 2019 Q4 2019 Microenvironment (N=15) (1) VLU or DFU Prospective Multicenter RCT, Affinity vs. SOC (N=200) Q2 2022 Q4 2022 (3) (9) DFU CEA, NetHealth EMR Database of Dermagraft vs. Primatrix (N=208) Q3 2019 Q3 2019 WPM (3) (8) DFU CEA, NetHealth EMR Database of Dermagraft vs. Grafix (N=1,622) Q3 2019 Q4 2019 JCER (2) DFU Prospective Multicenter RCT, NuShield vs. SOC (N=200) Q3 2020 Q1 2021 1. Planned. 5. Estimated date of first external presentation of primary data 2. Based on last patient last visit in the study. 6. ACWHTR: American College of Wound Healing and Tissue Repair; 3. Management estimate or date analysis complete. SAWC: Symposium of Advanced Wound Care 4. Initiation of the study based on first patient enrolled. 1. Planned. 5. ACWHTR: American College of Wound Healing and Tissue Repair; 2. Based on last patient last visit in the study. 6. SAWC: Symposium of Advanced Wound Care. 41 3. Management estimate, or date analysis complete. 7. ISPOR: Int Soc for Pharmacoeconomics and Outcomes 4. Estimated date of first external presentation of primary data. 8. J Compar Effective Res 9. Wound Pain Management

Robust Clinical Data Supporting Products: Surgical & Sports Medicine

Product	Indication	Design	Completion Date[1]	Estimated Data Presentation Date[2]
Organogenesis NuCel	Lumbar Spine Vertebral Fusion	57 patient Prospective, Efficacy Study of NuCel in patients Undergoing Fusion for One, Two or Three Level Degenerative Disease of the Lumbar Spine	Q2 2020	Q3 2021
	Lumbar Spine Vertebral Fusion	200 patient Single-Arm Prospective, Multi-center study of NuCel in patients receiving interbody fusion for one and two level degenerative disease of the lumbar spine	Q4 2022	Q3 2023
Organogenesis ReNu	Hip Osteoarthritis	10 patient Pilot Study of ReNu Hip Injection: Monitoring the Response of Hip Function and Pain in patients with Osteoarthritis	Completed	Q1 2020
	Osteochondral Defect Repair	8 patient Evaluation of the ReNu Amniotic Suspension Allograft after Marrow Stimulation in the Treatment of Osteochondral Defects	Q2 2022	Q4 2022
	Plantar Fasciitis	150 patient Comparative study of injectable human amniotic allograft (ReNu) versus corticosteroids for Plantar Fasciitis: A Prospective, Randomized, Blinded Study	Q2 2021	Q2 2022
	Knee Osteoarthritis	200 patient Investigation of ReNu Knee Injection: Response of Knee Function and Pain in patients with Osteoarthritis	Q3 2018	Presented at AAOS[3] 2019 Q4 2019 J Knee Surgery

Investment enhances sales efforts and reimbursement dynamics

Notes:
1. Based on last patient last visit in the study.
2. Estimated date of first external presentation of primary data
3. AAOS: American Academy of Orthopaedic Surgeons

42 Organogenesis

43 Non-GAAP Reconciliations – Adjusted EBITDA 4343 Non-GAAP Reconciliations – Adjusted EBITDA 43

44 Non-GAAP Reconciliations – Adjusted EBITDA Three Months Ended Six Months Ended June 30, June 30, 2020 2019 2020 2019 (in thousands) (in thousands) Net loss $ (5,166) $ (9,649) $ (21,479) $ (25,315) Interest expense, net 2,912 2,187 5,422 3,965 Income tax expense 27 23 62 60 Depreciation 891 859 1,793 1,761 Amortization 816 1,499 1,633 2,997 EBITDA (520) (5,081) (12,569) (16,532) Stock-based compensation expense 469 234 678 458 Gain on settlement of deferred acquisition consideration (1) - - (1,295) - Loss on extinguishment of debt (2) - - - 1,862 Other costs and expenses (3) 325 - 568 - Adjusted EBITDA $ 274 $ (4,847) $ (12,618) $ (14,212) (1) The amount reflects the gain recognized related to the settlement of the deferred acquisition consideration dispute with the sellers of NuTech Medical. (2) The amount reflects the loss recognized on the extinguishment of the Master Lease Agreement upon repayment. (3) The amounts reflect other costs and expenses incurred not related to operations in the three and six months ended June 30, 2020. 4444 Non-GAAP Reconciliations – Adjusted EBITDA Three Months Ended Six Months Ended June 30, June 30, 2020 2019 2020 2019 (in thousands) (in thousands) Net loss $ (5,166) $ (9,649) $ (21,479) $ (25,315) Interest expense, net 2,912 2,187 5,422 3,965 Income tax expense 27 23 62 60 Depreciation 891 859 1,793 1,761 Amortization 816 1,499 1,633 2,997 EBITDA (520) (5,081) (12,569) (16,532) Stock-based compensation expense 469 234 678 458 Gain on settlement of deferred acquisition consideration (1) - - (1,295) - Loss on extinguishment of debt (2) - - - 1,862 Other costs and expenses (3) 325 - 568 - Adjusted EBITDA $ 274 $ (4,847) $ (12,618) $ (14,212) (1) The amount reflects the gain recognized related to the settlement of the deferred acquisition consideration dispute with the sellers of NuTech Medical. (2) The amount reflects the loss recognized on the extinguishment of the Master Lease Agreement upon repayment. (3) The amounts reflect other costs and expenses incurred not related to operations in the three and six months ended June 30, 2020. 44